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                                                                 Exhibit 99.q(1)

                             ARIEL INVESTMENT TRUST

                                POWER OF ATTORNEY

The undersigned constitutes and appoints Arthur Don, John W. Rogers, Jr., Mellody L. Hobson and Sheldon R. Stein and each of them, his attorneys-in fact, each with the power of substitution, for him in any and all capacities, to sign any post-effective amendments to the registration statement under the Securities Act of 1933 (Registration No. 33-7699) and/or the Investment Company Act of 1940 (Registration No. 811-4786), whether on Form N-1A or any successor forms thereof, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and all appropriate state or federal regulatory authorities. The undersigned hereby ratifies and confirms all that each of the aforenamed attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 24th day of November 2003.



/s/ Merrillyn J. Kosier
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Merrillyn J. Kosier
Trustee